SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT, dated as of June 30, 1998, is by and between TERA COMPUTER COMPANY, a Washington corporation, with headquarters located at 2815 Eastlake Avenue East, Seattle, Washington 98102 (the "Company"), and GENESEE FUND LIMITED - PORTFOLIO B, a British Virgin Islands corporation (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of non-voting, convertible preferred stock of the Company which will be convertible into shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, and to acquire warrants exercisable for shares of Common Stock of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO SUBSCRIBE; PAYMENT OF PURCHASE PRICE.

          (a) Subscription for Preferred Shares. The Buyer hereby agrees to purchase from the Company the number of shares (the "Preferred Shares") of Series B Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company set forth on the signature page of this Agreement, with the Preferred Stock having the terms and conditions as set forth in the form of Statement of Rights and Preferences of the Series B Convertible Preferred Stock included in the form of Articles of Amendment attached hereto as Annex I (the "Statement of Rights"), at the price per share and for the aggregate purchase price set forth on the signature page of this Agreement. The purchase price for the Preferred Shares shall be payable in United States Dollars.

          (b) Warrants. In connection with the purchase of the Preferred Shares, the Company agrees to issue to the Buyer warrants to purchase the number of shares of Common Stock set forth on the signature page of this Agreement, such warrants having the terms and conditions included in the form of warrant attached hereto as Annex II (the "Warrants").
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          (c) Form and Method of Payment. The Buyer shall pay the purchase price for the Preferred Shares directly to the Company by certified bank check or wire transfer to an account designated in writing by the Company against issuance and delivery to the Buyer of the Preferred Shares and the Warrants, and the Company shall deliver the certificates for the Preferred Shares and Warrants directly to the Buyer against payment of the purchase price for the Preferred Shares to the Company, not later than 4:00 p.m., New York City time, on the date which is not later than two Business Days after the Company shall have accepted this Agreement and returned a signed counterpart thereof to the Buyer or its legal counsel.

          (d) Certain Definitions. The shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the "Conversion Shares." The shares of Common Stock issuable in payment of dividends on the Preferred Shares are referred to herein as the "Dividend Shares." The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Conversion Shares, the Dividend Shares and the Warrant Shares are referred to herein collectively as the "Common Shares." The Common Shares and the Preferred Shares are referred to herein collectively as the "Shares." The Shares and Warrants are referred to herein collectively as the "Securities."

     2. BUYER REPRESENTATIONS AND WARRANTIES.

     The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) Purchase for Investment. The Buyer is purchasing the Preferred Shares and acquiring the Warrants for its own account for investment only and not with a view towards the public sale or distribution thereof.

          (b) Accredited Investor; No Broker-Dealer. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3). The Buyer is not a person required to be registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or a member of the National Association of Securities Dealers.

          (c) Reoffers and Resales. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act or pursuant to an exemption from registration.

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          (d) Company Reliance. The Buyer understands that the Preferred Shares are being offered and sold, the Warrants are being issued, and the Common Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares and Warrants and to receive an offer of the Common Shares.

          (e) Information Provided. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares and Warrants and the offer of the Common Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and (iii) the proxy statement for the Company's 1998 Annual Meeting (collectively, the "Disclosure Documents"); and the Buyer understands that its investment in the Securities involves a high degree of risk.

          (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          (g) Subscription Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (h) No Current Holdings. As of June 29, 1998, except for 2,018 shares of Series A Stock, 20,022 shares of Common Stock, and warrants to purchase 37,500 shares of Common Stock owned by Buyer as of such date, the Buyer owned no other securities of the Company.

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
     3. COMPANY REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and has all requisite corporate power and authority (i) to own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Statement of Rights, the Warrants, and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company. The Company has no subsidiaries.

          (b) Capitalization. The authorized capital stock of the Company currently consists of (a) 25,000,000 shares of Common Stock, of which 12,188,775 shares were outstanding as of June 29, 1998, all of which are fully paid and nonassessable; and (b) 5,000,000 shares of Preferred Stock, $.01 par value, of which (i) 10,000 shares are designated as Series A Convertible Preferred Stock, of which 5,890 shares are outstanding; (ii) 12,000 shares will be designated as Series B Convertible Preferred Stock prior to the Closing Date; and (iii) 5,000 shares are designated as Series C Convertible Preferred Stock, none of which are outstanding. As of June 29, 1998, the Company had outstanding options entitling the holders thereof to purchase 2,071,213 shares of Common Stock and outstanding warrants entitling the holders thereof to purchase 782,196 shares of Common Stock. As of the Closing Date, there will have been no material increase from June 29, 1998 in the number of shares of Common Stock outstanding other than pursuant to the exercise of outstanding options or warrants or the conversion of outstanding shares of Series A Stock or both. The Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed above or in the Disclosure Documents or as set forth in Section 4(b) of the disclosure letter delivered to the Buyer at or before the execution of this Agreement (the "Disclosure Letter"). The outstanding shares of Common Stock and outstanding options, warrants, and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants, and other securities has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder

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of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), except for Advantage Fund II Ltd. and Genesee Fund Limited - Portfolio B and as set forth in Section 4(b) of the Disclosure Letter.

          (c) Concerning the Securities. The Securities have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Common Shares, when issued upon conversion of the Preferred Shares or in payment of dividends thereon or upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any security holder of the Company or any other person to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") and, except as set forth in Section 4(c) of the Disclosure Letter, (i) the Company and the Common Stock meet the currently applicable criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified since September 25, 1995, by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq; (iii) no suspension of trading in the Common Stock is in effect; and (iv) the Company knows of no reason that the Common Shares will not be eligible for listing on Nasdaq.

          (d) Subscription Agreement; Warrants; Registration Rights Agreement. This Agreement, the Warrants, and the Registration Rights Agreement have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and this Agreement is, and the Warrants, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and limits upon rights to indemnity.

          (e) Non-contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the issuance of the Preferred Shares and the Warrants, as contemplated by this Agreement and completion of the other transactions contemplated by this Agreement, the Registration Rights Agreement and the terms of the Preferred Stock and the Warrants do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Restated Articles of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound which would have a material adverse effect on the Company or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body,

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
administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the Company.

          (f) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for (i) the issuance and sale of the Preferred Shares, and the issuance of the Warrants, as contemplated by this Agreement, and (ii) the issuance of Common Shares on conversion of the Preferred Shares or exercise of the Warrants.

          (g) Information Provided. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by the Agreement, including, without limitation, the information referred to in Section 2(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are made, not misleading.

          (h) Absence of Certain Changes. Since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, except as disclosed in the Disclosure Documents.

          (i) Absence of Certain Proceedings. There is no action, suit or proceeding, before or by any court, public board or body or governmental agency (an "Action") pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving (i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty. The Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Common Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC; and to the best of the Company's knowledge there is not pending or contemplated and has not been any investigation by the SEC of the Company or any director or officer of the Company.

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
          (j) Properties. The Company has good title to all property, real and personal (tangible and intangible), and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the Disclosure Documents or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company. The Company has received no notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

          (k) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

          (l) SEC Filings. The Company has timely filed all required forms, reports and other documents with the SEC. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

          (m) Absence of Brokers, Finders, Etc. No broker, finder or similar person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any person for any such conversion, fee or other compensation.

          (n) Absence of Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

     4. Certain Covenants and Acknowledgments.

          (a) Transfer Restrictions. The Buyer acknowledges that (i) the Preferred Shares and Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Common Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (a) subsequently registered thereunder or (b) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of

Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

          (b) Restrictive Legend.

               (1) The Buyer acknowledges and agrees that the certificates for the Preferred Shares and the Warrants and, until such time as the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Common Shares issued upon conversion of the Preferred Shares and exercise of the Warrants may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (i) upon request of the Buyer the Company will substitute certificates without this restrictive legend for certificates for any Common Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Business Days after surrender of such certificates by the Buyer and (ii) the Company shall not place any restrictive legend on certificates for Common Shares issued on conversion of the Preferred Shares or for Warrant Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon except as permitted under the Registration Rights Agreement.

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
               (2) The Buyer further acknowledges and agrees that the certificates for the Preferred Shares may bear the following additional identifying and restrictive legends in substantially the following form:

          WITH REFERENCE TO THE STATEMENT OR RIGHTS AND PREFERENCES OF THE SERIES B CONVERTIBLE PREFERRED STOCK (THE "STATEMENT OF RIGHTS") PURSUANT TO WHICH THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED, THE PORTION OF THE MAXIMUM SHARE AMOUNT (AS DEFINED IN SECTION 4(a)(1) OF THE STATEMENT OF RIGHTS) ALLOCATED TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE FOR PURPOSES OF CONVERSION THEREOF IS 609,375 SHARES OR SUCH GREATER NUMBER AS PERMITTED BY THE RULES OF THE NASDAQ.

          SECTION 7(c)(3) OF THE STATEMENT OF RIGHTS PERMITS A HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO CONVERT SUCH SECURITIES IN ACCORDANCE WITH THE STATEMENT OF RIGHTS WITHOUT BEING REQUIRED TO PHYSICALLY SURRENDER THIS CERTIFICATE TO THE COMPANY UNLESS ALL OF THE SECURITIES REPRESENTED HEREBY ARE SO CONVERTED. CONSEQUENTLY, FOLLOWING CONVERSION OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES STATED HEREON.

          THE ISSUANCE DATE (AS DEFINED IN SECTION 7(b) OF THE
          STATEMENT OF RIGHTS) OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS JUNE 30, 1998.

          (c) Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

          (d) Form D. The Company agrees to file a Form D with the SEC with respect to the Securities as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the

Company, to provide all information relating to the Buyer reasonably required for such filing.

          (e) Authorization for Trading; Reporting Status. On or before the date that is 30 days after the Closing Date, but in any event before the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall file a listing application for the Common Shares with the Nasdaq and shall provide evidence of such filing to the Buyer. From the Closing Date until such time as the Registration Statement is no longer required to be in effect, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (f) Use of Proceeds. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R.
Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Preferred Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (i) to make any loan to or investment in any other person or (ii) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose that might constitute the transactions contemplated by this Agreement as a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (g) Blue Sky Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Preferred Shares for sale to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion of the Preferred Shares, and exercise of the Warrants, under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Preferred Shares and the issuance of the Warrants pursuant to this Agreement and the issuance to the Buyer of Common Shares on conversion of the Preferred Shares and exercise of the Warrants, or both. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws to the Buyer on or prior to the Closing Date.

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
          (h) Certain Expenses and Fees. Whether or not the closing occurs, the Company shall pay or reimburse the Buyer for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Buyer of up to $15,000) incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall pay on demand all expenses (including reasonable attorneys' fees and expenses) incurred by the Buyer, and the Buyer shall pay on demand all expenses (including reasonable attorneys' fees and expenses) incurred by the Company, as a consequence of, or in connection with, (1) any default or breach of any of the other party's obligations under this Agreement, the Statement of Rights, the Registration Rights Agreement, the Warrants, and the Transfer Agent Instructions (which payment shall be made by the defaulting or breaching party), and (2) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer or the Company, as the case may be, under any of such agreements or instruments, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company or the Buyer, as the case may be, from paying any amount due the Buyer or the Company, as the case may be, in which the party seeking such enforcement or restructuring prevails.

          (i) Certain Issuances of Securities.

               (1) Unless the Company obtains Shareholder Approval (as defined in Section 4(a)(7) of the Statement of Rights) or a waiver thereof from Nasdaq, the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which issuance would be subject to the requirements of Rule 4460(i) of the Nasdaq (or any successor or replacement provision thereof or any similar provision of any other market on which the Common Stock is listed for trading) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Common Shares upon conversion thereof or upon exercise of the Warrants for purposes of Rule 4460(i) (or any successor or replacement provision thereof or any similar provision of any other market on which the Common Stock is listed for trading).

               (2) The Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock (collectively, "Equity Securities") at a price below the market price of the Common Stock during the period from the Closing Date to the date on which the Registration Statement shall have been effective with the SEC for 60 consecutive days; provided, however, that nothing in this Section 4(i)(2) shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement or (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement or pursuant to the exercise of the Warrants.

          (j) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares set forth in Section 7 or 8, as the case may be, of this Agreement on or before the Closing Date.

          (k) Certain Trading Restrictions. The Buyer agrees that, during the period from the date the Registration Statement is first declared effective by the SEC to the date of the conversion in full or redemption of all Preferred Shares owned by the Buyer, the Buyer shall not engage in short sales or other hedging transactions relating to the Common Stock, except that the Buyer may enter into such transactions involving a number of shares of Common Stock not to exceed the number of shares for which a Conversion Notice (as defined in Section 5(b) herein) has been submitted to the Company and the Transfer Agent (as defined in Section 5(a) herein) plus the number of shares involved in such transactions which are permitted by the terms of the Subscription Agreement, dated as of December 23, 1997, by and between the Company and the Buyer, as such agreement may be amended from time to time (the "1997 Subscription Agreement"). The Company and the Buyer further agree that, on and after the Closing Date (in addition to the transactions permitted by the preceding sentence) (i) the Buyer may engage in short sales or other hedging transactions relating to up to one-half of the Warrant Shares or Warrants exercisable for up to one-half of the Warrant Shares, provided that such transactions may only be effected at or above the last reported sale price of the Common Stock in accordance with Rule 10a-1 under the 1934 Act, and (ii) the Buyer may engage in short sales and other hedging transactions relating to the warrants issued pursuant to the 1997 Subscription Agreement and the shares of Common Stock issued or issuable upon exercise thereof in accordance with the terms of the 1997 Subscription Agreement.

     5. TRANSFER AGENT INSTRUCTIONS; CONVERSION PROCEDURE.

          (a) Transfer Agent Instructions. Prior to the Closing Date, the Company will instruct ChaseMellon Shareholder Services, L.L.C., as Transfer Agent and Registrar (the "Transfer Agent"), by letter in the form attached hereto as Annex IV (the "Transfer Agent Instructions"), to issue certificates for the Common Shares from time to time on conversion of the Preferred Shares and exercise of the Warrants in such amounts as specified from time to time to the Company in the Conversion Notices and subscription form attached to the Warrants delivered in connection with such conversions and exercises, as the case may be, and referred to in Sections 5(b) and 5(c) of this Agreement. The Common Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares and exercise of the Warrants, as the case may be. Such certificates may bear the restrictive legends specified in Section 4(b) of this Agreement prior to registration of the resale of the Common

Shares under the 1933 Act. The Company warrants that no instructions other than
(x) such instructions referred to in this Section 5(a), (y) stop-transfer instructions to give effect to Section 4(a) hereof prior to the registration of the resale of the Common Shares under the 1933 Act, and (z) the instructions required by Section 4(n) of the Registration Rights Agreement will be given by the Company to the Transfer Agent and that the Common Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(a) shall limit in any way the Buyer's obligation and agreement to comply with all applicable securities laws upon resale of the Shares. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope, and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with clause (i)(b) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and, in the case of the Common Shares, promptly, but in no event later than three Business Days after receipt of such opinion, instruct the Transfer Agent to issue upon transfer one more share certificates in such name and such denominations as specified by the Buyer. The provisions of Section 4(n) of the Registration Rights Agreement shall be in addition to this Section 5(a) once said Section 4(n) becomes applicable.

          (b) Conversion Procedure. In connection with the exercise of conversion rights relating to the Preferred Shares, the Buyer or any subsequent holder of the Preferred Shares shall complete, sign and furnish to the Company, with a copy to the Transfer Agent, a Notice of Conversion in the form attached hereto as Annex V, which shall be deemed to satisfy all requirements of the Statement of Rights (a "Conversion Notice"). As set forth in Section 7(c)(3) of the Statement of Rights, the number of Common Shares to be issued in connection with a particular conversion of Preferred Shares is, absent manifest error, conclusively the number of Common Shares stated in the applicable Conversion Notice. If in connection with a particular conversion of Preferred Shares the Company determines that manifest error has been made by virtue of the conversion price or other information set forth in the applicable Conversion Notice, the Company shall have the right immediately to notify the converting holder of such error (with a copy of such notice given to the Transfer Agent by facsimile), which notice shall state the number of Common Shares in dispute, and, notwithstanding such notice from the Company, shall direct the Transfer Agent to issue and deliver the number of Common Shares not in dispute as and when required by the Statement of Rights. If the Company shall have notified the Transfer Agent of any such error, the Company shall, on the date such notice is given, submit the dispute to Deloitte & Touche LLP or another firm of independent public accountants of recognized national standing (the "Auditors") for determination and shall instruct the Auditors to resolve such dispute and to notify the Company, the Transfer Agent, and the converting holder of Preferred Shares, as the case may be, within one Business Day after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination, the Company shall instruct the Transfer Agent to issue to the converting holder any additional Common Shares to which such holder is entitled based on the determination of the Auditors. If the Auditors shall fail to notify the Transfer Agent within three Business Days after the applicable

Conversion Notice is given to the Company and the Transfer Agent, then the Company shall instruct the Transfer Agent to issue, within three Business Days after receipt of the applicable Conversion Notice, to the converting holder any additional Common Shares to which such holder is entitled based on the applicable Conversion Notice. Such immediate action shall be taken by the Company to assure that there shall be full compliance with the Company's unqualified obligation that all Common Shares issuable on such conversion be issued by the due date therefor as provided in the Statement of Rights.

          (c) Exercise Procedure. In connection with an exercise of the Warrants, the Buyer or any subsequent holder of the Warrants shall complete, sign and furnish to the Company, with a copy to the Transfer Agent, a form of subscription in the form attached to the Warrants and (if not exercised pursuant to the net issuance provisions thereof) a certified or bank check or wire transfer in an amount equal to the aggregate Purchase Price (as such term is defined in the Warrants) for the number of shares of Common Stock being purchased, which shall be deemed to comply with all requirements of the Warrants (a "Subscription Form").

     6. CLOSING DATE.

     The date and time of the issuance and sale of the Preferred Shares and the issuance of the Warrants (the "Closing Date") shall be 12:00 noon, New York City time, on the date which is (i) the date specified in Section 1(c) hereof, if applicable, or (ii) such other mutually agreed to date and time. The closing shall occur on the Closing Date at a location mutually agreed to by the parties hereto.

     7.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

     The Buyer understands that the Company's obligation to sell and issue the Preferred Shares and to issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon:

          (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

          (b) Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the purchase price for the Preferred Shares in accordance with Section 1 hereof; and

          (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

          (d) The receipt and acceptance by the Company of an executed subscription agreement, dated the date hereof, between the Company and Advantage Fund II Ltd. ("Advantage") relating to the purchase by Advantage of 3,000 shares of Preferred Stock at a purchase price of $950.00 per share, and the performance by Advantage of all of its agreements and covenants set forth therein.

     8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Shares and to acquire the Warrants on the Closing Date is conditioned upon:

          (a) Delivery by the Company to the Buyer of the certificates for the Preferred Shares and the Warrants in accordance with this Agreement;

          (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters;

          (c) The receipt by the Buyer of confirmation of the filing with the Secretary of State of the State of Washington of the Statement of Rights;

          (d) The Transfer Agent shall have acknowledged receipt of the Transfer Agent Instructions;

          (e) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (i) the Articles of Incorporation and By-Laws of the Company as in effect on the Closing Date, (ii) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (iii) such other matters as reasonably requested by the Buyer; and

          (f) Receipt by the Buyer on the Closing Date of an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex VI attached hereto.

     9. MISCELLANEOUS.

          (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

          (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

          (f) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include facsimile) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt (or on the next Business Day, if the date of such receipt is not a Business Day), if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (facsimile number (206) 323-1318), copy to Stoel Rives LLP, Suite 3600, One Union Square, 600 University Street, Seattle, WA 98101, Attn:
Christopher J. Voss, Esq. (facsimile number (206) 386-7500) or, in the case of the Buyer, at its address shown on the signature page of this Agreement, with a copy to Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (facsimile number 425-462-4645) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Statement of Rights and

Warrants the address shown on the signature page of this Agreement, with a copy to: Advantage Fund II Ltd., c/o Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (facsimile number 425-462-4645), until the Buyer shall designate another address for such purpose.

          (h) Prior to the Closing Date with respect to the Preferred Shares and the Warrants, the Buyer shall have the right to assign all of its rights and obligations under this Agreement with respect to the purchase of all or any portion of the Preferred Shares and the acquisition of the Warrants provided any such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the purchase of the portion of the Preferred Shares and the acquisition of the Warrants so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the purchase of all or the portion of the Preferred Shares the obligation for the purchase of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreement with respect to the Common Shares issuable on conversion of the Preferred Shares and exercise of the Warrants with respect to which the purchase under this Agreement has been so assigned.

          (i) The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Preferred Shares and the issuance of the Warrants and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (j) This Agreement and its Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (k) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

               (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

               (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

               (3) the closing shall not have occurred on or before June 30, 1998, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers thereunto duly authorized as of the date set forth above.

          NUMBER OF SHARES: 3,000

          PRICE PER SHARE: $950.00

          AGGREGATE PURCHASE PRICE FOR SHARES: $2,850,000.00

          NUMBER OF WARRANTS: 50,000


                                       ADVANTAGE FUND II LTD.


                                       By: /s/
                                           -------------------------------------

                                       Title:

                                       Address:  c/o CITCO
                                                 Kaya Flamboyan 9
                                                 Curacao, Netherlands Antilles
                                                 Facsimile:  011-599-9732-2008


                                       TERA COMPUTER COMPANY


                                       By: /s/
                                           -------------------------------------

                                       Title:  President and Chief Executive
                                               Officer

                                      -19-